                           Nuveen Taxable Funds Inc.

                        Plan of Distribution and Service
                             Pursuant to Rule 12b-1

     Whereas, Nuveen Taxable Funds Inc., a Maryland corporation (the "Company"), engages in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the "Act");

     Whereas, the Company is authorized to and may or does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (the Company's series together with all other such series subsequently established by the Company being referred to herein individually as a "Fund" and collectively as the "Funds");

     Whereas, the Company has outstanding the Fund set forth on Exhibit A;

     Whereas, the Company employs John Nuveen & Co. Incorporated (the "Distributor") as distributor of the shares of each Fund (the "Shares") pursuant to separate Distribution Agreements;

     Whereas, each Fund is authorized to issue Shares in four different classes ("Classes"): Class A, Class B, Class C and Class R.

     Whereas, each Trust has adopted, or desires to adopt, a Plan of Distribution and Service pursuant to Rule 12b-1 under the Act ("Rule 12b-1"), and the Board of Trustees of each Trust has determined that there is a reasonable likelihood that adoption of this Plan of Distribution and Service will benefit each Fund and its shareholders;

     Whereas, the Company, on behalf of its Funds has adopted a Multiple Class Plan Pursuant to Rule 18f-3 (the "Rule 18f-3 Plan") to enable the various Classes of Shares to be granted different rights and privileges and to bear different expenses, and has an effective registration statement on file with the SEC containing a Prospectus describing such Classes of Shares;

     Whereas, as described in the Rule 18f-3 Plan, the purchase of Class A Shares is generally subject to an up-front sales charge, as set forth in the Trust's Prospectus and Statement of Additional Information, and the purchase of Class B and Class C Shares will not be subject to an up-front sales charge, but in lieu thereof the Class B Shares will be subject to an asset-based distribution fee (and a declining contingent deferred sales charge) and Class C Shares will be subject to an asset-based distribution fee (and a one-year contingent deferred sales charge), as described in the Prospectus for the Shares; and

     Whereas, Shares representing an investment in Class B will automatically convert to Class A Shares 8 years after the investment, as described in the Prospectus for the Shares;

     Now, Therefore, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution and Service (the "Plan") in accordance with Rule 12b-1, on the following terms and conditions:

 1. (a) The Fund is authorized to compensate the Distributor for services performed and expenses incurred by the Distributor in connection with the distribution of Shares of Class A, Class B and Class C of the Fund and the servicing of accounts holding such Shares.

     (b)  The amount of such compensation paid during any one year shall consist

          (i) with respect to Class A Shares of a Service Fee not to exceed .25% of average daily net assets of the Class A Shares of the Fund;

          (ii) with respect to Class B Shares of a Service Fee not to exceed .25% of average daily net assets of the Class B Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class B Shares of the Fund; and

          (iii) with respect to Class C Shares of a Service Fee not to exceed .25% of average daily net assets of the Class C Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class C Shares of the Fund.

          Such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees may determine.

     (c) With respect to Class A Shares, the Distributor shall pay any Service Fees it receives under the Plan for which a particular underwriter, dealer, broker, bank or selling entity having a Dealer Agreement in effect ("Authorized Dealer", which may include the Distributor) is the dealer of record to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment. The Distributor may retain any Service Fees not so paid.

     (d)  With respect to the Class B Shares, the Distributor:

          (i) shall retain the Distribution Fee to compensate it for costs associated with the distribution of the Class B Shares, including the payment of broker commissions to Authorized Dealers (which may include the Distributor) who were the dealer of record with respect to the purchase of those shares; and

          (ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

          The Distributor may retain any Distribution or Service Fees not so paid.

     (e)  With respect to the Class C Shares, the Distributor:

          (i) shall pay the Distribution Fee it receives under the Plan with respect to Class C Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

          (ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class B Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

          The Distributor may retain any Distribution or Service Fees not so paid.

     (f) Services for which such Authorized Dealers may receive Service Fee payments include any or all of the following: maintaining account records for shareholders who beneficially own Shares; answering inquiries relating to the shareholders' accounts, the policies of the Fund and the performance of their investment; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for Shares; providing assistance in connection with changing account setups and enrolling in various optional fund services; producing and disseminating shareholder communications or servicing materials; the ordinary or capital expenses, such as equipment, rent, fixtures, salaries, bonuses, reporting and recordkeeping and third party consultancy or similar expenses, relating to any activity for which payment is authorized by the Board; and the financing of any other activity for which payment is authorized by the Board.

     (g) Payments of Distribution or Service Fees to any organization as of any quarter-end will not exceed the appropriate amount based on the annual percentages set forth in subparagraphs b(i), (ii) and (iii) above, based on average net assets of accounts for which such organization appeared on the records of the Fund and/or its transfer agent as the organization of record during the preceding quarter.

     2. This Plan shall not take effect until the Plan, together with any related agreement(s), has been approved with respect to the affected Fund and Class thereof by votes of a majority of both (a) the Board of Trustees of the Trust, and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related Agreement(s).

     3. This Plan shall remain in effect until August 1, 1999, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

     4. The Distributor shall provide to the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of distribution- and service-related activities, Distribution Fees, Service Fees, and the purposes for which such activities were performed and expenses incurred.

     5. This Plan may be terminated as to a given Fund or as to a given Class A, Class B or Class C of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority (as defined in the Act) of the outstanding voting Shares of the applicable Fund or Class.

     6. This Plan may not be amended to increase materially the amount of compensation payable by the Fund with respect to Class A, Class B or Class C Shares under paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting Shares of that Class of Shares of the respective Fund. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

     7. While this Plan is in effect, the selection and nomination of the Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

     8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

                                   Exhibit A
           to Plan of Distribution and Service Pursuant to Rule 12b-1


Nuveen Taxable Funds Inc.:

     Nuveen Dividend and Growth Fund

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                    Rittenhouse Employee List - 4th Quarter
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Anderson, Thomas R.           Logan, David                 Spruance, Carol M.
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Baginski, Anthony J.          Long, Joanne K.              Stains, Cynthia A.
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Barry, Kathy A.               Luner, Patricia A.           Stanton, Kimberly A.
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Barter, Jonathan A.           Manning, Deborah D.          Supnik, Vicki L.
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Beck, Matthew T.              Marino, Gerard P.            Sutherland, Eric M.
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Bream, Stephanie A.           Marino, Dale T.              Tafur, Michael
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Brown, Stephanie L.           Martinelli, Jennifer         Tallent, Maria C.
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Brown, Donovan P.             Mayerhofer, Laura A.         Tartgalia, Stephen A.
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Burns, Paul C.                McCandless, Leonard H.       Van Blunk, Eric J.
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Burt, Thomas B.               McGaughey, Laura J.          Walker, Mary E.
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Capobianco, Camille L.        McNichol, Vincent P.         Waterman, John P.
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Casey, Peter J.               Megerian, Talene N.          Weisman, David J.
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Cogan, Mitchell               Metzbower, Marion R.         Woolley, Margaret S.
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Connell, George W.            Miller, Suzanne B.           Wozniak, Theodore R.
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Connell, Jr., George W.       Mills, Chrysanthemum P.      Zobrist, Amy E.
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Conrad, William L.            Mirra, Anthony C.
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Cook, Llewellyn H.            Morgan, James S.
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Crager, William               Morris, Daniel R.
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Crofton, Michael G.           Morrison, Shirley B.
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Curcio, Lisa L.               Moton, Gregory S.
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Curran, Mary F.               Mowers, Kathryn I.
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Edgett, Kathy R.              Neidland, Martha H.
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Farnese, Joann L.             O'Connor, John P.
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Farnsworth, Rachel E.         O'Neill, Brendan A.
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Fitzgerald, Brian J.          Pemberton, Catherine W.
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Fletcher, Steven R.           Philip, Shibu V.
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Flynn, Margaret A.            Powell, David A.
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Freas, Felicia                Powell, Sandra S.
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Fuhrmeister, Gerard V.        Quinn, Megan
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Gaskill, Elizabeth C.         Quinn, Kevin J.
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Gass, Samuel W.               Quinn, Carolyn H.
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Goldstein, Diane E.           Reese, Catherine T.
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Hamblett, John S.             Regan, MaryJane
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Hammitt, Jean M.              Rohrbach, Kathryn J.
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Henderson, Wendell T.         Scarpato, Kathleen M.
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Holst, Bernard E.             Scattergood, Susan P.
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Houser, Marjorie A.           Scharf, Jeffrey R.
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Hughes, Richard D.            Scheetz, Jennifer
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Ivison, Todd R.               Shannon, James A.
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Jarrell, Eileen               Sheldron, Kimberly H.
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Karanicolas, Phil G.          Shute, Patrice M.
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Keating, Todd H.              Simonetti, Katrina
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Lehmer, Gregory A.            Skrip-Redline, Carol H.
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Lewers, Michael H.            Smith, J.S.
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